UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 25, 2017

RASNA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333- 191083	39-2080103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 2525, New York, NY		10170
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 646-396-4087

(Former name or former address, if changed since last report)

Copies to:
Jeffrey Fessler, Esq.
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, New York 10112
Telephone: (212) 653-8700
Facsimile: (212) 653-8701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sale of Equity Securities

On August 25, 2017, Rasna Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement with an accredited investor, as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company sold the investor an aggregate of 861,538 shares of common stock common stock, par value $0.0001 per share for aggregate gross proceeds of $560,000.

The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.   This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing information is a summary of the securities purchase agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

     (d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No .	Description

10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 31, 2017

RASNA THERAPEUTICS, INC.

By:	/s/ Kunwar Shalubhai
Name: Kunwar Shailubhai
Title: Chief Executive Officer